                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                              DECEMBER 31, 1996
                                Date of Report
                              (DECEMBER 9, 1996)
                      (Date of earliest event reported)


                                HBO & COMPANY
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                (State or other jurisdiction of incorporation)


        0-9900                                          37-0986839
-----------------------------                ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)

301 PERIMETER CENTER NORTH
      ATLANTA, GA                                          30346
----------------------------------------                  -------
(Address of principal executive offices)                 (Zip Code)

                                 (770) 393-6000
              --------------------------------------------------
              Registrant's telephone number, including area code



                         Exhibit Index on page 2 of 4

ITEM 5: OTHER EVENTS

     On December 9, 1996, HBO & Company of Georgia, a wholly owned subsidiary of HBO & Company (HBOC), completed the acquisition, by merger, of GMIS Inc.
(GMIS), a leading provider of clinical information systems for the managed care industry.

     GMIS stockholders voted to approve the merger at a special meeting of stockholders held on December 9, 1996. GMIS stockholders received 0.42 of a share of HBOC common stock for each share of GMIS common stock. At closing, approximately 3.7 million HBOC shares were issued for the approximately 8.8 million outstanding GMIS shares. The transaction will be accounted for as a pooling of interests. Additional information is set forth in the press release attached as Exhibit 99.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS

        (c)  Exhibits.

            EXHIBIT NO.                    DESCRIPTION                     PAGE
            -----------                    -----------                     ----
                 2      Agreement of Merger dated September 23, 1996,      n/a
                        as amended, by and among HBO & Company, HBO &
                        Company of Georgia and GMIS Inc. (Incorporated
                        by reference from Exhibit 2 to the registrant's
                        Registration Statement on Form S-4 (File No.
                        333-14357))


               99       HBO & Company News Release dated December 9, 1996     4

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HBO & COMPANY
                                            (Registrant)

Date: December 31, 1996

                                               /s/ JAY P. GILBERTSON
                                            -----------------------------------
                                            Jay P. Gilbertson
                                            Executive Vice President - Finance,
                                            Chief Financial Officer,
                                            Principal Accounting Officer,
                                            Treasurer and Assistant Secretary